Exhibit 10.6

LEASE AGREEMENT

THIS LEASE entered into this First day of March 2021, by and between “Ferg’s Enterprise, LLC” (hereinafter referred to as “Lessor”) and “SOS Hydration, Inc.” (hereinafter referred to as “Lessee”).

WITNESSETH:

1.	Premises. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor upon the terms and conditions as hereinafter set forth those certain premises (hereinafter referred to as the “Premises”) with all appurtenances thereto situated in the City of Longmont, County of Boulder, State of Colorado, and more specifically described as follows:

1265 Bramwood Place. Unit 6

Longmont, Colorado 80501

Containing 1,350 square feet, more or less

The entire property of which the Premises are a part is hereinafter referred to as the “Property”.

2.	Term of Lease. The term of this Lease shall extend from twelve o’clock noon on the 1st day of March 2021, until twelve o’clock noon on the 28th day of February 2022, unless terminated sooner as hereinafter provided.

3.	Rental. Lessee hereby agrees to pay to Lessor for the full term hereof the sum of Eighteen thousand six hundred dollars ($18,600.00) payable according to the following schedule:

March 1, 2021 - February 28, 2022 - $1,550.00 per month plus utilities

Rent payments are due in advance on the first day of each month during the said term at the offices of said Lessor. Checks shall be written to “Ferg’s Enterprise, LLC”, located at “8146 Captains Lane Longmont, CO 80504”, or at such other place as Lessor may designate in writing from time to time, without any setoff or deduction whatsoever. Said payments shall be in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If said payment is not received at Lessor’s office by the fifth day of each month or on the first business day after a weekend where the fifth day is Saturday or Sunday, a late fee of 5.0% of the monthly rent will be charged by Lessor. If the term herein commences on a day other than the first day of a calendar month, then the Lessee shall pay to the Lessor the rental for the number of days in that month during which the Lease is in effect, with a similar adjustment being made at the termination of this Lease.

4.	Option to Renew. Lessee shall have the option to extend the term of this Lease for one additional term(s), each for a period of Twelve months following the expiration of the initial term or the extended term, as the case may be. Lessee shall give notice of exercise of its option to Lessor at least three (3) months, but not more than six (6) months, before the expiration of the initial term or the extended term, as the case may be. If Lessee is in default on the date of giving notice of exercise of an option or on the date any extended term is to commence, the extended-term shall not commence. and this Lease shall expire at the end of the then-existing initial term or extended-term. Such extended term shall be on the terms and conditions of this Lease, except for the base rent provided herein. The parties shall have thirty (30) days after Lessor receives notice to exercise an option in which to agree on a base rent. If the parties are unable to agree on a base rent for the extended term within that period, the notice of exercise of an option to renew shall be of no effect and this Lease shall expire at the end of the initial term or the extended term, as the case may be

.

5.	Security Deposit. The Lessee, concurrently with the execution of this Lease, has no additional deposit with the Lessor. With the execution of this Lease the Security Deposit received by Lessor in the amount of One thousand dollars ($1,000.00) for Unit 6, will now apply towards Unit 6. Lessor will keep on deposit at all times during the term of the Lease, the sum of One thousand dollars ($1,000.00), the receipt of which is hereby acknowledged, as security for (Unit 6), the faithful performance of all the terms, conditions and covenants of this

Lease. If at any time during the term of this Lease, the Lessee shall be in default in the performance of any of the provisions of this Lease, the Lessor shall have the right to use the said deposit, or as much thereof as the Lessor may deem necessary, to cure, correct or remedy any such defaults; and the Lessee, upon notification thereof, shall forthwith pay to the Lessor any and all such expenditure or expenditures so that the Lessor will at all times have the full amount of said deposit as security This Security Deposit and application thereof shall not be considered as liquidated damages in the event of a breach, but only as an application towards actual damages. Not later than sixty (60) days after the termination of this lease in any manner, if the Lessee is not then in default, the above deposit, or so much thereof has not been lawfully expended by the Lessor, shall be returned to the Lessee, without interest. In case of sale of the premises by the Lessor, the deposit shall be transferred to the purchaser of the property, and upon such transfer, Lessee shall have no further claim against Lessor for such deposit.

6.	Use of the Premises. Lessee shall have the right to use and occupy the premises for warehousing, shipping and small office space. Any other use shall be permitted only with the written consent of the Lessor, which consent shall not be unreasonably withheld. Lessee agrees that any changes or additions to the type of business activity conducted on the premises as herein allowed, or that any changes in the name of the business or its principals shall first be submitted to Lessor for Lessor’s written approval, such approval shall not be unreasonably withheld. Lessee covenants through the terms of this Lease, at Lessee’s sole cost and expense, to promptly comply with all laws and ordinances and the orders,rules, regulations, and requirements of all federal, state, and municipal governments and appropriate departments, committees, boards, and officers thereof.

7.	Maintenance, Repairs, and Common Area Services.

7.1	Lessor shall keep the exterior walls and roof of the Premises in good condition and repair. Lessor shall also maintain the parking lot, including the removal of snow. However, Lessor shall not be obligated to paint, repair, or replace wall coverings, or to repair or replace any Improvements made or installed by Lessor within the premises. Except as elsewhere provided, there shall be no abatement of rent or liability of Lessee on account of any injury or interference with Lessee’s business with respect to any improvements, alterations, or repairs made by Lessor to the premises or elsewhere. Lessee expressly waives the benefits of any statute now or hereafter in effect, which would otherwise afford Lessee the right to make repairs at Lessor’s expense.

7.2	Notwithstanding Lessor’s obligations. Lessee shall keep the premises in good condition and repair, including, but not limited to, windows, doors, fixtures, builtins, and mechanical, electrical, and plumbing equipment that serves the premises. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, replacing light bulbs and glass, and repairing or replacing any improvements that are not ordinarily a part of the property or premises or that are above normal property standards. Lessor may, at its option and upon reasonable notice, elect to have Lessee perform any particular maintenance or repairs, the cost of which is otherwise Lessee’s responsibility hereunder.

(a)	On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the premises to Lessor in at least as good condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the premises shall not be deemed ordinary wear and tear

If the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damages to the premises occasioned by the installation or removal of Lessee’s trade fixtures, alterations, furnishings, and equipment. Except as otherwise provided herein, Lessee shall leave the airlines, power panels, electrical distribution systems, carpets, lighting fixtures, air conditioning, window coverings, carpets, wall paneling, ceilings and plumbing on the premises and in good operating condition.

7.3	Lessor reserves the right to install new or additional utility facilities throughout the property or on the premises for the benefit of Lessor or Lessee, or any other Lessee of the property, including, but not by way of limitation, such utilities as plumbing, electrical systems, communications systems, and fire protection, and detection systems, and utility meters, so long as such installations do not unreasonably interfere with Lessee’s use of premises.

8.	Payment of Taxes.

8.1	The Lessor shall pay all general real estate taxes, which are assessed, Imposed, or become a lien upon the property.

8.2	The Lessee covenants and agrees to pay, or cause to be paid, before any fine, penalty, interest or cost may be added thereto, all license and franchise taxes of the Lessee.

( a)	Lessee shall pay prior to delinquency all taxes assessed against and levied on trade fixtures, furnishings, equipment and all other personal property of Lease contained in the premises or elsewhere.

(b)	If any Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

9.	Insurance. Insurance shall be provided for in the following manner:

Lessor shall obtain and maintain fire and extended coverage insurance covering the property against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage, together with an endorsement reflecting that loss rental insurance is in force in the amount of eighty percent (80%) co-insurance of the replacement value. Provided that such amounts are sufficient to prevent Lessor or Lessee from becoming a co-insurer under the terms of the applicable liability. Any policy shall provide by endorsement that any loss shall be payable to Lessor.

9.1	The Lessor and Lessee mutually release each other and waive all claims from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any other casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party or anyone whom such party may be responsible.

9.2	Lessee shall obtain and maintain throughout the initial and any extended term hereof comprehensive public liability insurance, including property damage and workmans compensation insurance. Insuring Lessor and lessee against liability for injury to persons or property occurring in or about the premises leased by the Lessee or liability coverage under such insurance shall not be less than $500,000.00 for any one person injured or killed and not less than $1,000,000.00 for any one accident and not less than $100,000.00 for personal property per accident.

All insurance required by virtue of this section shall be written by an insurance company licensed to do business within the State of Colorado and within an insurance company approved by the Lessor (which approval shall not be unreasonably withheld). The Lessee shall provide the Lessor with the original insurance policies or a Certificate of Insurance (with proof of payment of premium therefor), which shall provide that the insurance company shall give notice in writing to the Lessor thirty days prior to cancellation, expiration and or modification of such insurance for any reason whatsoever.

10.	Utilities. Lessee shall promptly pay all charges for water, gas, electricity and other public utilities used on the premises. If Lessee shall fail to pay any utilities as required, Lessor may, at its option, pay such utilities (without affecting any other remedy available to the Lessor) on account of Lessee and the same shall be deemed additional rent hereunder and shall be due on the date payment is made by Lessee. Any utilities not on a dedicated meter for the premises shall be billed back to the Lessee on a pro-rated square foot basis. For example, the Lessee is currently occupying one sixth of the total building square footage, so any utility bill for the entire property that the Lessor pays, shall be billed back to the Lessee by taking the total utility bill and dividing it by 6.

11.	Assignments and Subletting. Neither this Lease nor any interest herein may be assigned by the Lessee, voluntarily or involuntarily, by operation of law or otherwise, and neither all nor any part of the premises shall be subleased by the Lessee without the written consent of the Lessor being first obtained; however, Lessor agrees not to withhold its consent unreasonably for Lessee to assign this Lease or sublet the premises. A merger, consolidation, sale of substantially all or the assets or sale of substantial amount of the stock of the Lessee or transfer of partnership interest of the Lessee shall constitute and assignment of this Lease for the purpose of this Section. Any consent to assignment or subletting given by the Lessor, shall not constitute a waiver of the necessity for such consent to a subsequent assignment or subletting. Notwithstanding any assignment or sublease, Lessee shall remain fully liable under the terms and conditions of this lease and shall not be released from performing any of the terms covenants and conditions. Any sublease or assignee shall specifically be responsible for (in addition to the Lessee) all payments, conditions, covenants and agreements in this lease, and shall be bound by all the provisions hereof.

12.	Indemnity Provisions. Except as elsewhere provided, Lessee agrees to exonerate, save harmless, protect and indemnify the Lessor, or any owner of the premises, from and against any and all losses, damages, claims, suits or actions, judgements and costs which may arise during the term hereof for personal injury, loss of life or damage to property sustained in or about the property or the premises or upon the adjacent sidewalks and streets and from and against all costs, counsel fees, expenses and liabilities incurred relating to any such claims, the investigation thereof or the defense of any action or proceeding brought thereon, and from and against any judgements, orders decrees or liens resulting therefrom and any fines levied by any authority for violation of any law, regulation or ordinance by virtue of the use of the improvements and appurtenance thereto situated upon the premises. This indemnity shall include any loss for the filing of mechanic’s and/or materialmen’s liens.

13.	Occupational Safety and Health Act. Lessee shall fully comply with the Occupational Safety and Health Act of 1970 (Chapter XVII, Title XIX, of the United States Code)(“OSHA”) or applicable state stature adopted pursuant to OSHA. It shall be Lessee’s obligation to fully comply with the provisions and standards as contained in said Act, and the Lessee shall hold Lessor harmless from any obligations or responsibilities created under said OSHA or applicable state statute.

14.	Alterations to Premises. The Lessee shall have the right to make changes or alterations to the premises: provided, however, that any such changes or alterations shall be made in all cases subject to the following conditions, which Lessee agrees to observe and perform; N/A

14.1	No charge or alteration shall at any time be made which shall impair the structural soundness or diminish the value of the property or the premises.

14.2	No change or alteration shall be made involving an expenditure in excess of $500.00 without the written consent of Lessor.

14.3	Before commencing any of the aforesaid changes or alterations, the Lessee shall procure and deliver to the Lessor the written consent of the holders of any mortgages encumbering the property or the premises, if necessary.

14.4	No change or alterations shall be undertaken until Lessee shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction.

14.5	All work done in connection with any change or alteration shall be done by a licensed contractor only, in a good and workmanlike manner, and in compliance with the building and zoning laws, and with other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, boards and officers thereof.

14.6	At all times when any change or alteration is in progress, there shall be maintained at Lessee’s expense, Workman’s Compensation Insurance, in accordance with laws governing persons employed in connection with the change or alteration and general liability insurance for the mutual benefit of the Lessor and Lessee, expressly covering the hazards due to the change or alteration.

14.7	All changes, improvements, installations and accessions to the property or the premises shall become and be the property of the Lessor. It is agreed that no one shall have any lien or claim against the Lessor or his interest in the premises on account of any such improvement or alteration for work done or supplies furnished at the insistence of the Lessee. Prior to the construction of any improvements, the repair or restoration of any improvements, or any work to be done upon the premises which shall exceed $500.00, the Lessee shall furnish to the Lessor insurance against mechanic’s and materialmen’s liens in an amount equal to the work which is to be performed at the premises, and shall prepare and deliver to Lessor for Lessor’s signature the notice of the fact that Lessor’s interest is not subject to liens as described in S38-22-I052, C.R.S. 1973.

15.	Condemnation.

15.1	Complete Taking. If during the term of this Lease, or any extension hereof the whole or substantially all of the property or the premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as of the date of vesting of title of the property or the premises or delivery of possession, whichever event shall first occur, pursuant to such proceeding. For the purpose of this Section, “substantially all of the property or the premises” shall be deemed to have been taken if a taking under any such proceeding shall involve such an area, whether the area be improved with building or be utilized for parking area or for other use, such that Lessee cannot reasonably operate in the remainder of the premises the business being conducted on the premises at the time of such proceedings.

15.2	Partial Taking. If, during the term of this Lease, or any extension hereof, less than the whole or less than substantially all of the premises shall be taken in any such proceeding, this Lease shall not terminate. The rent thereafter due and payable by Lessee shall be reduced in such proportion as the nature, value and extent of the part so taken bears to the whole of the premises. Lessor shall, from the proceeds of the condemnation, restore the premises for the use of the Lessee.

15.3	Award. Any award granted for either partial or complete taking regarding the premises shall be the property of Lessor. The Lessee shall be entitled such portion of the award attributable to leasehold improvements or other property of Lessee taken by the condemning authority. Matters, which cannot be resolved between the parties, shall be submitted to arbitration pursuant to Subsection 4 hereof.

15.4	Arbitration. If Lessor and Lessee shall be unable to agree as to pay provision contained in the condemnation section of this Lease, such question or questions shall be submitted to arbitration. Such arbitration shall be submitted to one arbitrator mutually selected, if possible. If the parties are unable to agree upon one such arbitrator within fifteen (15) days after the taking, then arbitration shall be by three (3) arbitrators to be selected as set forth below. The arbitration shall be in accordance with the commercial arbitration rules of the American Arbitration Association then in effect or in accordance with a similar organization if the American Arbitration Association is no longer in existence.

One arbitrator shall be selected by either party hereto and written notice of such appointment shall be given to the other party hereto. Within fifteen (15) days after the receipt of such notice of appointment, the other party hereto shall appoint one arbitrator and given written notice of such appointment to the party hereto first appointing one arbitrator. The two arbitrators so appointed shall have fifteen (15) days after the appointment of the second arbitrator, appoint a third arbitrator who shall serve as chairman of the board of arbitration. A hearing shall be had on the questions and controversies to be arbitrated as soon as practicable, but no longer than thirty (30) days after the full board or arbitrators shall have been selected, and upon written notice thereof given by the chairman of said board to both parties hereto, and at such hearing, both parties shall have the right to be present and to be heard. After such hearing, the board shall render its decision on the arbitrated questions and controversies.

The decision of the one arbitrator, if mutually selected, or the decision of a majority of the three arbitrators, if it is necessary to employ same, shall be binding and conclusive upon the parties hereto. All fees and expenses of arbitration (exclusive of attorney’s fees) shall be shared equally by the parties hereto.

In the event either party hereto, after receipt of the written notice of the appointment of the first arbitrator by the other party hereto, shall fail or refuse to appoint the second arbitrator or to give notice of such appointment within the period of fifteen (15) days as aforesaid, such appointment shall be made for the defaulting party, on the application of the other party, by a judge of the court in and for the county in which the premises is located and which court has jurisdiction in civil cases involving amounts in controversy in excess of $10,000.00. Likewise, if the first two arbitrators selected and appointed in accordance with this section shall fail to agree upon and appoint said third arbitrator selected and appointed in accordance with this section shall fail to agree upon and appoint said third arbitrator within fifteen days after the second arbitrator shall have been appointed by a party hereto, or by said judge for said party, said third arbitrator shall be named and appointed by another judge of said court having jurisdiction as stated above on the application of either party hereto; provide, however, that if the second arbitrator be appointed by a judge of said court, the appointment of said arbitrator shall not be made by the same judge.

16.	Destruction of Premises. If the property or the Premises shall be substantially damaged or destroyed by fire or as a result, directly or indirectly, by war, act of GOD, or occurring by any reason whatsoever, the Lessor may, at Lessor’s option, promptly repair replace and rebuild the same at least to the extent of the value and as nearly as practicable to the character of the property or improvements existing immediately prior to such occurrence. If undertaken, such repairs, replacements, or rebuilding shall be made by the Lessor as aforesaid and in accordance with Section 14 hereof: There shall be rental abatement for the period of time the premises are unusable to tenant and the Lessor shall promptly commence and diligently complete the improvements or repairs to the premises. The Lessor shall be entitled to use the proceeds of the insurance (if any). And any excess in costs over the proceeds of the insurance shall be at the expense of the Lessor. If the improvements contained on the property, or the premises are substantially damaged or destroyed for any cause whatsoever, the Lessor may, at its option declare this lease null and void and all parties shall be relieved from further obligation hereunder from the date of said destruction, provided that all insurance proceeds shall become the property of the Lessor.

17.	Default Provisions. The occurrence of any one or more of the following events shall constitute a default and breach of this lease by Lessor.

17.1	The Lessee failing to pay the rent herein reserved or the Lessee failing to make any other payment required to be made by Lessee when due.

17.2	The Lessee failing to perform or keep any of the other terms, covenants and conditions herein contained for which it is responsible, and such failure continuing and not being cured for a period of thirty (30) days.

17.3	The Lessee abandoning the premises.

17.4	The Lessee being adjudicated bankrupt or insolvent or the Lessee filing in any court a petition in bankruptcy or for reorganization or for the adoption of any arrangements under the Bankruptcy Act (as now or in the future amended) or the filing of an involuntary bankruptcy against the Lessee (unless said involuntary bankruptcy is terminated within thirty (30) days from the date of said filing), or the Lessee filing in any court for the appointment or a receiver or trustee for all or a portion of the Lessee’s property or there being appointed, unless said receiver or trustee is terminated within thirty (30) days from the date of said appointment.

17.5	The Lessee making any general assignment or general arrangement of its property for the benefit of its creditors. In the event of any occurrence of default as set forth above, the Lessor shall have the right to:

A.. Terminate this lease and end the term hereof by giving to Lessee written notice of such termination in which event Lessor shall be entitled to recover from Lessee the amount of rent reserved in the Lease for the then balance of the term.

B.	Without taking possession of the premises or terminating this lease, to sue monthly for and recover all rents, other required payments due this lease, and other sums, including damages, costs, and legal fees, at any time and from time to time accuring hereunder, or,

C.	Re-enter and take possession of the premises or any part thereof and repossess the same and expel the Lessee and those claiming through, or under the Lessee and remove the effects of both or enter (forcibly, if necessary) without being deemed guilty in any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant, in which event Lessor may from time to time without terminating this lease re-let the premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor may deem advisable, with the right to make alterations and repairs to the premises, and such re-entry or taking possession of the premises by Lessor shall not be construed as an election on Lessor’s part to terminate this Lease unless a written notice of termination be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. In the event of Lessor selection to proceed under this Subsection C, then such repossession shall not relieve Lessee of its obligation and liability under this lease, all of which shall survive such repossession, and Lessee shall pay to Lessor as current liquidated damages the basic rental and additional rental and other sums hereinabove provided which would be payable hereunder if such repossession had not occurred, less the net proceeds (if any) of re-letting of the premises after deducting all of Lessor’s expenses in connection with such re-letting, including, but without limitation, all repossession cost , brokerage commissions, legal expenses, attorneys fees. expenses of employees, alteration costs, to the premises as Lessor deems appropriate, and expenses of perpetuation for such re-letting.

Lessee shall pay such current damages to Lessor on the days on which the basic rent would have been payable hereunder if possession had not been retained and Lessor shall be entitled to receive the same from Lessee on each such day.

18.	Interest on Part Due Obligations. Any amount due to Lessor not paid when due shall bear interest at the rate of two percent (2%) per month, compounded monthly, from the date due; provided, however, that any such payment of interest shall not excuse or correct any default by the Lessee under this lease.

19.	Holding Over. In the event the Lessee remains in possession of the Premises or any part thereof subsequent to the expiration of the term hereof, it shall be conclusively deemed that such possession and occupancy shall be a tenancy from month-to-month only, at a rental which is twice the rental existing at the end of the term hereof, and, further, such possession shall be subject to all of the other terms and conditions of this lease.

20.	Subordination and Estoppel Letter. This lease is subject and subordinate to all mortgages deeds of trust which now or hereafter may affect the premises, and Lessee will execute and deliver upon demand of Lessor any and all instruments desired by Lessor subordinating this lease in the manner requested by Lessor to any new or existing mortgage deed of trust. Further, Lessee shall at any time and from time to time, upon not less than ten (10) days” prior written notice from Lessor, execute, acknowledge, and delivery to Lessor a statement in writing certifying that this lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this lease as so modified is in full force and effect) the dates to which rental and other charges are payed in advance, if any, and acknowledging that there are not, to Lessor’s knowledge, any incurred defaults on the part of the Lessor hereunder, or specifying such defaults, if any, are claimed. Lessee further agrees to execute any form of estoppel or subordination certificate required by any lender or potential lender having or potentially having an interest in the property or in the premises.

21.	Surrender of the Premises. Upon the expiration of termination of this lease, Lessee shall surrender the premises in as good condition as they were at the commencement of this lease, ordinary wear an tear excepted. Lessee shall surrender and delivery of the premises broom-clean and free of Lessee’s property, provided that upon such removal the premises are delivered in as good condition as they were at the commencement of this lease. Lessor may at its option, require the Lessee to remove any improvements, alterations, trade fixtures, equipment and personal property to restore the premises to their condition at the commencement of the lease, or retain the same.

22.	Notices. All notices, demands and requests required to be given by either party to the other shall be in writing. All notices, demands and requests shall either be hand-delivered or shall be sent by certified or registered mail, return receipt requested, postage prepaid, addressed designate in writing delivered pursuant to the provisions hereof. Any notice, when given as provided herein, shall be deemed to have been delivered on the day personally served or two (2) days subsequent to the date that said notice was deposited with the United States Postal service.

Lessor: Ferg’s Enterprise, LLC

8146 Captains Lane

Longmont, CO 80504

Lessee: SOS Hydration, Inc.

1265 Bramwood Place, Unit 6

Longmont, CO 80501

23.	Time of the Essence. Time is of the essence hereof.

24.	Quiet Enjoyment. The Lessor represents and warrants that:

24.1	The Lessor has the right to enter into and make this Lease.

24.2	The Lessee, upon paying the rent herein reserved and upon performing all of the terms and conditions of this lease on its part to be performed, shall at all times during the term herein demised peacefully and quietly have hold and enjoy the premises.

24.3	The premises are now free from all encumbrances except mortgages of record and those items that do not affect the contemplated use of the premises. However, the Lessee accepts the premises subject to all zoning ordinances and regulations pertaining to the premises, without responsibility or warranty by the Lessor.

25.	Right to Inspect or Show Premises. The Lessor, or Lessor’s agents and representatives shall have the right to enter into and upon the premises or any part thereof at all reasonable hours for the purpose of examining the same.

The Lessor, or the Lessor’s agent or representatives shall have the right to show the premises to persons wishing to purchase or lease the same at reasonable hours. During the ninety-day period prior to the expiration of this lease, the Lessor, or the Lessor’s agent and representatives shall have the right to place the usual “for rent” or “for sale” notices on the property and/or the premises, and the Lessee agrees to permit the same to remain thereon without hindrance or molestation.

26.	Miscellaneous.

26.1	The Lease has been executed and delivered in the State of Colorado and shall be construed and enforced in accordance with the laws of the State of Colorado.

26.2	The covenants and agreements herein contained shall be binding upon and inure to the benefit of the Lessor, its personal representatives, heirs, successors and assigns, and the Lessee, its personal representatives, heirs, successors and assigns.

26.3	Words of any gender used in this lease shall be held to include any other gender, and words in the singular shall be held to include the plural, when the sense requires.

26.4	All pronouns and any variation thereof shall be deemed to refer to the neuter, masculine, feminine, singular and plural as the identity of the Lessor or Lessee requires.

27.	No Waiver. No waiver by Lessor of any provisions hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessee’s consent to or approval of any act shall not be be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of the Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at time of acceptance of such rent.

28.	Attorney Fees. In case suit shall be brought to enforce any provisions of this Lease, the prevailing party shall in addition to other relief granted, be awarded all reasonable attorney’s fees and costs resulting from such litigation,

29.	Memorandum of Lease. Either party, upon request from the other party, shall execute in recordable form a short form Memorandum of Lease, which Memorandum of Lease shall only contain the names of the parties and the date of commencement and termination of the terms of this Lease, or any options which may be granted hereunder, and the legal description of the premises.

LESSOR:	LESSEE;

FERG’S ENTERPRISE, LLC	SOS HYDRATION, INC

By: ___/s/ March Fergusun_________________________	By:	/s/ James Mayo
Titles: President	Title:	CEO

By: ____________________________

Title: ___________________________

Date: January 25, 2021

Date: 25th january 2021